United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 23, 2010

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On February 23, 2010, we promoted Robert O. Grover to the position of President, Chief Operating Officer and Chief Technology Officer.  See Exhibit 99.1, Press Release dated February 23, 2010, a copy of which is attached hereto and incorporated herein by reference.

Mr. Grover joined PCS at its inception and became Executive Vice President in May, 1996. Previously, as Chief Technical Officer, he focused on the development of PCS distance education applications, including the web-based support and delivery systems that are integral to PCS Edventures!.com®, Edventures Labs™, the Academy of Engineering™ and PCS LabMentors’ software. In 1992, he developed the PCS Merit System, which has become the foundation of the PCSEdventures!.COM® learning systems online. Mr. Grover graduated from Boise State University in 1987 with a Bachelor of Arts degree in English.

Mr. Grover will continue at the same annual compensation of $100,000, and will be entitled to participate in our PCS 2009 Equity Incentive Plan.

On March 1, 2010, Cecil Andrus retired from our Board of Directors.  Mr. Andrus has served our Company since 1995 and is retiring for personal reasons.  See Exhibit 99.2, Press Release dated March 1, 2010, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

99.1

Press Release dated February 23, 2010

99.2

Press Release dated March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	March 1, 2010	By:	/s/Robert O. Grover
Robert O. Grover
President, Chief Operating Officer and Chief Technology Officer